UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 24, 2023
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Establishment Labs Holdings Inc. (the “Company”) held on May 24, 2023, the Company’s shareholders approved an amendment and restatement of the Company’s
Amended and Restated Memorandum of Association and Articles of Association (the “Memorandum and Articles of Association”) to declassify the board of directors of the Company (the “Board”) over a phased-in period of three years (the “Declassification Amendment”) and eliminate certain supermajority voting requirements (the “Supermajority Elimination Amendment”). Pursuant to the Declassification Amendment, directors elected at or after the 2024 annual meeting of shareholders will be elected to one-year terms expiring at the next annual meeting of shareholders following their election. Declassification of the Board will be complete as of the 2026 annual meeting of shareholders, and as of that year and going forward, all directors will serve one-year terms and may also be subject to removal by shareholders with or without cause. Pursuant to the Supermajority Elimination Amendment, the supermajority vote requirements that applied to approving amendments to the Memorandum and Articles of Association and for taking actions specified in Article 41.1 to remove a director from office have been replaced with a simple majority vote requirement of the votes of shareholders entitled to vote and voting on the matter. The Declassification Amendment and the Supermajority Elimination Amendment became effective upon filing an amendment and restatement of the Memorandum and Articles of Association with the registrar of corporate affairs in the British Virgin Islands. A copy of the amended and restated Memorandum and Articles of Association is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2023, the Company held the Annual Meeting. The Company's shareholders voted on five proposals at the Annual Meeting and the voting results for each of these proposals is set forth below.

Proposal 1 - Election of Directors. Each of the following nominees were elected as Class II directors to serve until the Company's 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstain	Broker Non-votes

Dennis Condon	14,788,698	2,563,074	297,285	2,631,579
Leslie Gillin	17,071,800	574,889	2,368	2,631,579

Proposal 2 - The approval, on an advisory basis, of the compensation of the named executive officers. The compensation of the Company's named executive officers was approved, on an advisory basis.

Votes For	Votes Against	Abstain	Broker Non-votes

17,132,043	515,786	1,228	2,631,579

Proposal 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023 was ratified.

Votes For	Votes Against	Abstain

19,179,436	1,100,654	546

Proposal 4 - The approval of the Amendment and Restatement of Amended and Restated Memorandum of Association and Articles of Association to Declassify the Board. The Company’s shareholders approved the Declassification Amendment to the Memorandum and Articles of Association.

Votes For	Votes Against	Abstain	Broker Non-votes

17,644,487	1,738	2,832	2,631,579

Proposal 5 - The approval of the Amendment and Restatement of Amended and Restated Memorandum of Association and Articles of Association to Eliminate Supermajority Voting Requirements. The Company’s shareholders approved the Supermajority Elimination Amendment to the Memorandum and Articles of Association.

Votes For	Votes Against	Abstain	Broker Non-votes

17,638,917	8,519	1,621	2,631,579

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment and Restatement of Amended and Restated Memorandum of Association and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	May 31, 2023	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer